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                                                             EXHIBIT NO. EX-99.i

                                   Law Office

                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000

Direct Dial: (215) 564-8027

                                 March 23, 2001

Board of Directors
DFA Investment Dimensions Group Inc.
1199 Ocean Avenue, 11th Floor

Santa Monica, CA  90401

Ladies and Gentlemen:

                  We have examined the Articles of Incorporation, as amended, restated and supplemented ("Articles"), of DFA Investment Dimensions Group Inc. (the "Fund"), a corporation organized under Maryland law, the Fund's by-laws and the records of the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

                  The Fund is authorized to issue an aggregate of Six Billion (6,000,000,000) shares of common stock, of a par value of $0.01 per share and an aggregate par value of Sixty Million Dollars ($60,000,000), and currently issues the following shares: The U.S. 9-10 Small Company Portfolio Shares (to be redesignated U.S. Micro Cap Portfolio Shares); The Japanese Small Company Portfolio Shares; The United Kingdom Small Company Portfolio Shares; The DFA Five-Year Government Portfolio Shares; The Continental Small Company Portfolio Shares; The U.S. Large Company Portfolio Shares; The DFA Intermediate Government Fixed Income Portfolio Shares; The DFA Five-Year Global Fixed Income Portfolio Shares; The Large Cap International Portfolio Shares; The Pacific Rim Small Company Portfolio Shares; The U.S. 6-10 Small Company Portfolio Shares (to be redesignated U.S. Small Cap Portfolio Shares); The DFA Real Estate Securities Portfolio Shares; The U.S. Large Cap Value Portfolio Shares; The U.S. 6-10 Value Portfolio Shares (to be redesignated U.S. Small Cap Value Portfolio Shares); AAM/DFA International High Book to Market Portfolio Shares; The DFA One-Year Fixed Income Portfolio Shares; The Emerging Markets Portfolio Shares; VA Large Value Portfolio Shares; VA Global Bond Portfolio Shares; DFA International Small Cap Value Portfolio Shares; VA Small Value Portfolio Shares; VA International Value Portfolio Shares; VA International Small Portfolio Shares; The VA Short-Term Fixed Portfolio Shares; DFA Two-Year Global Fixed Income Portfolio Shares; Enhanced U.S. Large Company Portfolio Shares; International Small Company Portfolio Shares; Emerging Markets Small Cap Portfolio Shares; U.S. 4-10 Value Portfolio Shares (to be redesignated U.S. Small XM Value Portfolio Shares); Emerging Markets Value Portfolio Shares; Tax-Managed U.S. 5-10 Value Portfolio Shares (to be redesignated Tax-Managed U.S. Small Cap Value Portfolio Shares); Tax-Managed U.S. 6-10 Small Company Portfolio Shares (to be redesignated Tax-Managed U.S. Small Cap Portfolio Shares); Tax-Managed U.S. Marketwide Value Portfolio Shares; Tax-Managed DFA International Value Portfolio Shares; LD U.S. Large Company Portfolio Shares; HD U.S. Large Company Portfolio Shares; LD U.S. Marketwide Value Portfolio Shares; and HD U.S. Marketwide Value Portfolio Shares. The Articles also empower the Board of Directors of the Fund to designate additional series or classes and allocate shares to such series or classes.

                  The Fund has filed, with the U.S. Securities and Exchange Commission, a Registration Statement under the Securities Act, which Registration Statement is deemed to register an indefinite

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number of shares of the Fund pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

                  You have also informed us that the shares of the Fund have been, and will continue to be, sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

                  Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund, when issued for the consideration set by the Board of Directors pursuant to the Articles, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

                  We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Fund, along with any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, Registration Statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the Registration Statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                        Very truly yours,

                                        STRADLEY, RONON, STEVENS & YOUNG, LLP



                                        By: /s/ Mark A. Sheehan
                                            ---------------------------------
                                             Mark A. Sheehan, a Partner



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